Exhibit 99.1

News Release 55 Nod Road Avon, CT 06001 www.MagellanHealth.com

For Immediate Release

Investor Contact:	Renie Shapiro
877-645-6464

Media Contact:	Mike Fleming
410-953-2408

MAGELLAN HEALTH SERVICES PROVIDES 2010 FINANCIAL GUIDANCE

Expects to Generate 2010 Earnings per Share of $2.73 to $3.29

Company Increases 2009 Guidance

AVON, Conn. — December 15, 2009 — Magellan Health Services, Inc. (Nasdaq:MGLN) today announced that, for 2010, it expects to generate net revenue in the range of $3.0 billion to $3.2 billion, net income in the range of $95.5 million to $115.0 million, and earnings per share in the range of $2.73 to $3.29 on a diluted basis.  Segment profit (which represents income from continuing operations before stock compensation expense, depreciation and amortization, interest expense, interest income, gain on sale of assets, special charges or benefits, and income taxes) for 2010 is estimated in the range of $235 million to $255 million.

The Company raised its guidance for 2009 to net income in the range of $98.1 million to $104.4 million, earnings per share in the range of $2.77 to $2.95 on a diluted basis, and segment profit in the range of $220 million to $230 million.

As part of its current $100 million share repurchase authorization, the Company purchased approximately 782,000 shares at a total cost of approximately $25.6 million through yesterday’s close of business. The 2009 and 2010 guidance and earnings per share projections reflect the impact of such purchases, but exclude the impact of potential future repurchases.

Cash flow from operations is expected to be in the range of $175 million to $211 million in 2010, with a net increase in unrestricted cash and investments of $127 million to $173 million by the end of 2010, excluding the impact of any further share repurchases. See the attached tables detailing the Company’s 2010 financial guidance.

René Lerer, M.D., chairman and chief executive officer, said, “I am pleased with our revised outlook for 2009 and with the strength of our guidance for 2010. We are projecting revenue growth across all lines of business and, for the first time, total revenues in excess of $3 billion. Our 2010 guidance highlights the success of our growth initiatives, including acquisitions, new business sales, and product development.  Looking ahead, we expect to generate additional opportunities for new business as more health plans and states seek innovative solutions within specialty health care.”

Karen S. Rohan, president, also emphasized the Company’s growth prospects, saying, “The key priority for 2010 is the execution of our growth plans.  This is driven by our ability to successfully acquire and implement new business, manage existing accounts with exceptional service delivery, and create new and innovative products.  We expect that 2010 will present a number of key opportunities across our lines of business, and we are optimistic that these initiatives, coupled with continued efforts in care management, will yield positive results.”

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“In our specialty pharmacy segment, we are experiencing increased customer interest, particularly for our innovative oncology management program.  Oncology specialty drugs have emerged as a top driver of specialty drug spend, with some recently approved drugs costing in excess of $30,000 per month.  These trends have underscored the importance of proper drug selection, dosing, and the clinical management offered by our product.”

Speaking to growth opportunities in other segments, Rohan said, “Within the radiology segment, our pipeline remains quite active, including significant interest within the Medicaid market.  Recent high-profile attention on the topic of radiation exposure has provided us with an opportunity to highlight the need for responsible oversight that safeguards the clinical appropriateness of imaging tests, thereby heightening interest in our services.

“The acquisition of First Health Services in July of this year speaks directly to our expanding capabilities in serving the Medicaid population, and we are continuing to review and enhance our product lines and ongoing capabilities to respond most effectively to this growing market segment,” Rohan added.

Jonathan N. Rubin, chief financial officer, said, “The projected 2010 revenue and earnings growth demonstrate the strength of our business and success in execution of our strategy.  Our consistently strong cash flow and financial stability continue to allow us the flexibility to efficiently deploy capital to fund growth initiatives and maximize return to shareholders.”

Conference Call

Management will discuss the Company’s 2010 financial guidance in a conference call to be held this morning at 9:30 a.m. Eastern time.  To participate in the conference call, interested parties should call 1-888-566-8408 and reference the passcode 2010 Financial Guidance Call approximately 15 minutes before the start of the call. The conference call also will be available via a live Webcast at Magellan’s investor relations page at www.MagellanHealth.com.

A taped replay of the conference call will be available for one week following the call. The call-in numbers for the replay are 1-866-510-4832 and 1-203-369-1941 (from outside the U.S.).

Those who plan to access the call or Webcast are encouraged to read Magellan’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on February 27, 2009, and subsequent Quarterly Reports on Form 10-Q, for material information regarding Magellan’s operational and financial results, including the section entitled “Risk Factors.”

About Magellan:  Headquartered in Avon, Conn., Magellan Health Services, Inc. (Nasdaq:MGLN) is a leading specialty health care management organization.  Its customers include health plans, corporations and government agencies.

Cautionary Statement:

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended that involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of 2009 and 2010 net income, earnings per share and segment profit, and estimates of 2010 net revenue and cash flow. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the health care services of their members directly; changes in rates paid to

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and/or by the Company by customers and/or providers; higher utilization of health care services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure. Further information regarding this measure, including the reasons management considers this information useful to investors, is included in the Company’s most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed with the SEC.

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Magellan Health Services, Inc. and Subsidiaries

Fiscal 2010 Forecast Guidance - Income Statement

(In millions, except per share amounts)

	Low	High

Net revenue	$3,000.0	$3,175.0

Cost and expenses:
Cost of care	2,020.0	2,140.0
Cost of goods sold	220.0	240.0
Direct service costs and other operating expenses (1)	544.0	554.0
Depreciation and amortization	53.3	49.3
Interest expense	4.0	2.0
Interest income	(2.0)	(4.0)
Income from continuing operations before income taxes	160.7	193.7
Provision for income taxes	65.2	78.7
Net income	$95.5	$115.0

Weighted average shares outstanding - diluted	35.0	35.0

EPS - diluted	$2.73	$3.29

(1) Includes stock compensation expense of $19.0 million and $14.0 million for low and high guidance, respectively.

Reconciliation of segment profit to income from continuing operations before income taxes:

Segment profit	$235.0	$255.0
Stock compensation expense	(19.0)	(14.0)
Depreciation and amortization	(53.3)	(49.3)
Interest expense	(4.0)	(2.0)
Interest income	2.0	4.0
Income from continuing operations before income taxes	$160.7	$193.7

Magellan Health Services, Inc. and Subsidiaries

Fiscal 2010 Forecast Guidance - Cash Flow

(In millions)

	Low	High

Cash flows from operating activities
Net income	$95.5	$115.0
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	53.3	49.3
Non-cash stock compensation expense	19.0	14.0
Non-cash income tax expense	25.0	31.0
Other net cash flows from changes in assets and liabilities	(17.8)	1.7
Net cash provided by operating activities	175.0	211.0

Cash flows from investing activities
Capital expenditures	(48.0)	(38.0)

Cash flows from financing activities
Payments on long-term debt and capital leases	—	—

Net increase in cash, cash equivalents and unrestricted investments	$127.0	$173.0